Exhibit 10.7

Execution Copy

SOGOU INC.

REGISTRATION RIGHTS AGREEMENT

               , 2017

TABLE OF CONTENTS

1.	Definitions	1

2.	Registration Rights	4

3.	Miscellaneous	15

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of [•], 2017.

AMONG:

(1)                                 Sogou Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands with its office at Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Islands (the “Company”),

(2)                                 Sohu.com (Search) Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands with its registered office at Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Islands (“Sohu Search”),

(3)                                 THL A21 Limited, an exempted company with limited liability under the laws of the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Tencent”); and

(4)                                 Photon Group Limited, a company incorporated under laws of the British Virgin Islands with its address at Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Island (“Photon”).

RECITALS:

A.                                    The Company is contemplating conducting an initial public offering of its shares on an internationally recognized stock exchange in the near future.

B.                                    As of the date of this Agreement, each of Sohu Search, Tencent and Photon holds certain shares of the Company which are considered “restricted securities” under the Securities Act (as defined below).

C.                                    In connection with the contemplated initial public offering, the Company has agreed to provide Sohu Search, Tencent and Photon with certain registration rights with respect to their respective Registrable Securities (as defined below) as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Definitions.  For purposes of this Agreement:

(a)                                 The term “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

(b)                                 The term “Agreement” has the meaning set forth in the Preamble of this Agreement.

(c)                                  The term “Arbitration Rules” has the meaning set forth in Section 3.4(b).

(d)                                 The term “Board” has the meaning set forth in Section 2.5(a).

(e)                                  The term “Business Day” means any weekday that the banks in the Cayman Islands, the Hong Kong Special Administrative Region, the People’s Republic of China, and the United States of America are generally open for business.

(f)                                   The term “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                  The term “Company Activity” has the meaning set forth in Section 2.5(a).

(h)                                 “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and/or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;  provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

(i)                                     The term “Equity Securities” means any shares of, or securities convertible into or exchangeable or exercisable for any shares of, the Company’s capital securities.

(j)                                    The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k)                                 The term “Form F-3” means Form F-3 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(l)                                     The term “F-3 Initiating Holders” has the meaning set forth in Section 2.3(a).

(m)                             The term “Holder” means any person owning of record Registrable Securities that have not been sold to the public pursuant to Rule 144 or otherwise, or any assignee thereof to whom rights of a Holder under this Agreement have been duly assigned in accordance with Section 2.9 hereof.

(n)                                 The term “Indemnified Party” has the meaning set forth in Section 2.6(c).

(o)                                 The term “Indemnifying Party” has the meaning set forth in Section 2.6(c).

(p)                                 The term “IPO” means the sale of Post-IPO Class A Ordinary Shares or, if applicable, American depositary shares representing such Post-IPO Class A Ordinary Shares in the first firm-commitment underwritten public offering in the United States pursuant to an effective registration statement under the Securities Act.

(q)                                 The term “Initiating Holders” means one or more Holders who in the aggregate hold(s) not less than twenty-five percent (25%) of the then outstanding Registrable Securities.

(r)                                    The term “Inspector” has the meaning set forth in Section 2.5(g).

(s)                                   The term “Lockup Start Date” has the meaning set forth in Section 2.11(a).

(t)                                    The term “Market Standoff Period” has the meaning set forth in Section 2.11(a).

(u)                                 The term “Parties” means collectively the Company, Sohu Search, Tencent and Photon, and the term “Party” means any one of them.

(v)                                 The term “Person” means any natural person, firm, company, governmental authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

(w)                               The term “Post-IPO Class A Ordinary Shares” means the Class A Ordinary Shares, par value US$0.001 per share, in the share capital of the Company, with the rights set forth in the Post-IPO M&A, including one vote per share.

(x)                                 The term “Post-IPO Class B Ordinary Shares” means the Class B Ordinary Shares, par value US$0.001 per share, in the share capital of the Company, with the rights set forth in the Post-IPO M&A, including ten votes per share.

(y)                                 The term “Post-IPO M&A” means the memorandum and articles of association of the Company that the Company proposes to become effective upon completion of the IPO (which effectiveness shall be subject to the approval of Sohu Search and Tencent in their capacity as shareholders of the Company).

(z)                                  The term “Principal Tribunal” has the meaning set forth in Section 3.4(c).

(aa)                          The terms “register,” “registered,” and “registration” refer to a registration (including, but not limited to, a registration of American Depository Receipts) effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(bb)                          The term “Registrable Securities” means (i) the Post-IPO Class A Ordinary Shares issuable or issued upon conversion of the Post-IPO Class B Ordinary Shares, (ii) any Post-IPO Class A Ordinary Shares owned or hereafter acquired by a Holder, and (iii) any other Post-IPO Class A Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his, her or its rights under Section 2 hereof are not assigned in accordance with this Agreement or any securities sold in a public offering, whether sold pursuant to Rule 144, in a registered offering or otherwise.

(cc)                            The term “Registration Expenses” means all expenses incurred by the Company in complying with Sections 1.1, 2.2 and 2.3 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, all “roadshow” expenses (if the underwriter or managing underwriter advises that a “roadshow” is advisable to complete the sale of the Registrable Securities proposed to be sold in an offering), any liability insurance or other premiums for insurance obtained in connection with any registration hereunder, fees and disbursements of counsel for the Company, blue sky fees and expenses, accounting fees of the Company (including expenses to obtain a customary comfort letter), the expense of any special audits incident to or required by any such registration, but excluding the Selling Expenses.  Registration Expenses shall also include the reasonable fees and disbursements for one special counsel to the Holders per registration.

(dd)                          The term “Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor or substitute rule, law or provision.

(ee)                            The term “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ff)                              The term “SEC” means the United States Securities and Exchange Commission.

(gg)                            The term “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 1.1, 2.2 and 2.3 hereof.

(hh)                          The term “Subsidiary” means, with respect to any specified Person, any other Person Controlled, directly or indirectly, by the specified Person, whether through contractual arrangements or through ownership of voting equity securities, voting power, or registered capital.  For the avoidance of the doubt, a “variable interest entity” Controlled by another entity shall, for purposes of this Agreement, be deemed to be a Subsidiary of that other entity and shall include, for the Company, Beijing Sogou Information Services Co., Ltd. (北京搜狗信息服务有限公司) (“Sogou Information”) and each of Sogou Information’s Subsidiaries.

2.                                      Registration Rights.  The Company covenants and agrees as follows:

2.1                               Demand for Registration.  If at any time after six (6) months following the effective date of the Company’s IPO, the Company receives from the Initiating Holders a written request that the Company effect a registration pursuant to this Section 2.1 with respect to shares of Registrable Securities, the Company will:

(a)                                 promptly and within ten (10) days after the receipt of such request, give written notice of the proposed registration to all other Holders; and

(b)                                 file a registration statement under the Securities Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of this Section 2.1, not sooner than five (5) Business Days but within thirty (30) days of the mailing of such notice by the Company in accordance with Section 3.7 hereof and effect such registration statement as soon as practicable.

(c)                                  Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this Section 2.1:

(i)                                     In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii)                                  Following the filing of, and for one hundred eighty (180) days immediately following the effective date of, any registration statement pertaining to Equity Securities of the Company (other than a registration of securities with respect to an employee benefit plan);

(iii)                               After the Company has effected two (2) such demand registrations pursuant to this Section 2.1; or

(iv)                              If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made pursuant to Section 2.3 below.

(d)                                 Underwriting.  In the event that the Initiating Holders intend to distribute the Registrable Securities by means of an underwriting, the Company shall advise the Holders as part of the notice given pursuant to Section 2.1(a) hereof that the right of any Holder to registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.1, and the inclusion of such Holder’s Registrable Securities in the underwriting, to the extent requested, shall be limited to the extent provided herein.

All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Holders holding a majority of the Registrable Securities to be registered.  Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to an amount no less than thirty percent (30%) of the Registrable Securities requested to be registered by the Holders. The securities held and requested to be included in such underwriting by the Company’s directors, officers, employees, consultants and other shareholders shall be reduced completely before any reduction is made to the Registrable Securities held by the Holders.  The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that the managing underwriter determines may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement.

To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.  If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders.  The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

2.2                               Company Registration.

(a)                                 Notice of Registration.  If at any time, or from time to time, the Company determines to register any of its Registrable Securities, either for its own account or the account of a Holder, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

(i)                                     promptly and at least twenty (20) days before the anticipated filing date, give to each Holder written notice thereof; and

(ii)                                  include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) Business Days after the date of such written notice from the Company, by any Holder.

(b)                                 Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i) hereof.  In such event, the right of any Holder to registration pursuant to Section 2.2 hereof shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to an amount no less than thirty percent (30%) of the Registrable Securities requested to be registered by the Holders. The securities held and requested to be included in such underwriting by the Company’s directors, officers, employees, consultants and other shareholders shall be reduced completely before any reduction is made to the Registrable Securities held by the Holders.  The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that the managing underwriter determines may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement.

To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.  If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter and the Initiating Holders.  The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

(c)                                  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(d)                                 If a Holder decides not to include any or all of its Registrable Securities in any registration statement thereafter filed by the Company under this Section 2.2, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement(s) as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth in this Agreement.

(e)                                  Registration pursuant to this Section 2.2 shall not be deemed to be a demand registration as described in Section 2.1 above.  Except as otherwise provided herein, there shall be no limit on the number of times any Holder may request registration of Registrable Securities under this Section 2.2.

2.3                               Registration on Form F-3.

(a)                                 Request for Registration.  In case the Company receives from Holder(s) holding at least 20% of the then outstanding Registrable Securities (the “F-3 Initiating Holders”) a written request that the Company file a registration statement on Form F-3 or Form S-3 (or any successor form to Form F-3) for a public offering of shares of the Registrable Securities, and the Company is a registrant entitled to use Form F-3 to register the Registrable Securities for such an offering, the Company shall:

(i)                                     promptly and at least ten (10) days before the anticipated filing date, give written notice to all other Holders of the proposed registration and offer them the opportunity to participate; and

(ii)                                  use its reasonable best efforts to cause such Registrable Securities to be registered for the offering on such form as such Holder or Holders may reasonably request; in each case within thirty (30) days of the mailing of such notice by the Company in accordance with Section 3.7 hereof.

If such offer is to be an underwritten offer, the underwriters must be acceptable to both the Holders and the Company.  In the event the registration is proposed by the F-3 Initiating

Holders holding a majority of the Registrable Securities then held by all F-3 Initiating Holders to be part of a firm commitment underwritten public offering, the substantive provisions of Section 2.1(d) hereof shall be applicable to each such registration initiated under this Section 2.3.

(b)                                 Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.3:

(i)                                     Following the filing of, and for one hundred eighty (180) days immediately following the effective date of, any registration statement pertaining to Equity Securities of the Company (other than a registration with respect to an employee benefit plan), provided that (A) the Company is actively employing in good faith its reasonable best efforts to cause such registration statement to become effective, and (B) the Registrable Securities of Holders have not been excluded (with respect to all or any portion of the Registrable Securities the Holders requested to be included in such registration) pursuant to the provisions of Sections 2.1(d) or 2.2(b);

(ii)                                  In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

(iii)                               If the Company, within ten (10) days of the receipt of the request of the Initiating Holders, pursuant to this Section 2.3, gives notice of its bona fide intention to effect the filing of a registration statement pertaining to Equity Securities of the Company with the SEC within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to an employee benefit plan), provided, that the Company is actively employing in good faith its reasonable best efforts to cause that registration statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such registration.

(c)                                  Registration pursuant to this Section 2.3 shall not be deemed to be a demand registration as described in Section 2.1 above.  Except as otherwise provided herein, there shall be no limit on the number of times any Holder may request registration of Registrable Securities under this Section 2.3.

2.4                               Expenses of Registration. All Registration Expenses incurred in connection with (i) two (2) registrations pursuant to Section 2.1 hereof, (ii) all registrations pursuant to Section 2.2 hereof and (iii) all registrations pursuant to Section 2.3 hereof shall be borne by the Company.  Notwithstanding the foregoing, in the event that Holders cause the Company to begin a registration pursuant to Section 2.1 or 2.3 hereof, and the request for such registration is subsequently withdrawn by the Holders (unless the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request, in which case the Company will bear all Registration Expenses relating to such withdrawn offering), all Holders shall be deemed to have forfeited their right to one registration under Section 2.1 or 2.3 hereof, as the case may be, unless the Initiating Holders with respect to a registration pursuant to Section 2.1 or the Holders with respect to a registration pursuant to Section 2.3 (as applicable) pay for, or reimburse the Company for, the Registration Expenses incurred by the Company in connection with such withdrawn or incomplete registration.  Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

2.5                               Registration Procedures.  In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof.  The Company will:

(a)                                 Prepare and file with the SEC a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Post-IPO Class A Ordinary Shares (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred eighty (180) day or a longer period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.  Notwithstanding the foregoing, the Company shall be entitled to suspend effectiveness of the registration statement for up to ninety (90) days if the Company shall furnish to the Holder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would not be in the best interests of the Company and its shareholders for such registration statement to continue to be effective because the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction (“Company Activity”) that the Company has a bona fide business purpose for preserving as confidential, and the Company determines in good faith that the public disclosure requirement imposed on the Company pursuant to such registration statement would require premature disclosure of the Company Activity; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period;

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)                                  Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

(d)                                 Furnish, at the request of any Holder requesting registration of Registrable Securities, (i) an opinion, dated the date of such request, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed, to the underwriters, if any, and to the

Holders requesting registration of Registrable Securities and (ii) a letter dated the date of such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering addressed, to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

(e)                                  Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therein or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(f)                                   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of Registration Securities, including causing its officers to participate in “road shows” and other information meetings organized by the underwriter or the managing underwriter;

(g)                                  Make available at reasonable times for inspection by any Holder of Registrable Securities being registered, any managing underwriter participating in any disposition of Registrable Securities pursuant to a registration statement, a Holder’s counsel and any other attorney, accountant or other agent retained by such Holder or any managing underwriter (each, an “Inspector”), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the Company’s and its Subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with the registration statement;

(h)                                 Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(i)                                     Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(j)                                    Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP (the Committee on Uniform Securities Identification Procedures) number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(k)                                 Take all other reasonable actions as are necessary to expedite or facilitate the disposition of the Registrable Securities in accordance with this Agreement.

2.6                               Indemnification.

(a)                                 The Company will indemnify each Holder, each of its officers, directors, partners, counsel, underwriters, and each person controlling such Holder within the meaning of the Securities Act or the Exchange Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each Holder, each of its officers, directors, partners, counsel, underwriters, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by a Holder or any officer, director, partner, counsel, underwriter thereof or such Holder’s controlling person, and stated to be specifically for use therein or (ii) if the delivery of the final disclosure document, or any supplement or amendment thereto, to any party by the Holder would have cured such untrue statement, alleged untrue statement, omission or alleged omission, and the Holder failed to deliver such circular, amendment or supplement, in each case with respect to the information concerning such Holder.

(b)                                 Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, severally and not jointly indemnify the Company, each of its directors and officers, other holders of the Company’s securities covered by such registration statement, each of such other holder’s directors, officers, partners, each person controlling such other holder within the meaning of the Securities Act, each person who controls the Company within the meaning of the Securities Act, and each other Holder, each of its officers and directors and partners and each person controlling such other Holder within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Holder, and will reimburse the Company, such other Holders and holders, such directors, officers, partners or controlling persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information concerning such Holder and furnished to the Company by an instrument duly executed by a Holder, and stated to be specifically for use in such registration statement, prospectus, offering circular or other document.  Notwithstanding the foregoing, the liability of each Holder under this subsection 2.6(b) shall be limited to an amount equal to the net proceeds resulting from the Registrable Securities sold by such Holder in the relevant offering, unless such liability arises out of or is based on the willful misconduct of such Holder.

(c)                                  Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action or otherwise forfeits substantive rights or defenses of an Indemnifying Party and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)                                 If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in actual and direct conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. For the purposes of this Section 2.6(e), the failure of an underwriting agreement to provide indemnification to the Holder as provided in this Agreement shall not be deemed to be in conflict with the provisions of this Agreement and the indemnification provisions of this Section 2.6 shall remain in force.

(f)                                   The obligations of the Company and the Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2.6, and otherwise.

2.7                               Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

2.8                               Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after completion of an initial registered public offering, the Company agrees to use reasonable best efforts to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b)                                 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration

2.9                               Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations under this Agreement) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement in the same capacity as the transferring or assigning Holder, including, without limitation, the provisions of Section 2.11 below.

2.10                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least a majority of the then outstanding Registrable Securities, grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of the Registrable Securities.

2.11                        “Market Standoff” Agreement.

(a)                                 Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO or an subsequent firm commitment underwritten public offering (the “Lockup Start Date”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days in the case of the IPO and not to exceed ninety (90) days in the case of any such subsequent offering) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Post-IPO Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Post-IPO Class A Ordinary Shares held immediately prior to the Lockup Start Date, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Post-IPO Class A Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Post-IPO Class A Ordinary Shares or other securities, in cash or otherwise (such period, the “Market Standoff Period”).  The foregoing provisions of this Section 2.11 shall only (x) be applicable to the Holders if all officers, directors and greater than one percent (1%) shareholders (on a fully diluted basis) of the Company enter into similar agreements and (y) to the extent requested by the managing underwriter. If the Company or any underwriter releases any officer or director of the Company or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto, to the extent necessary for them to enforce this Section 2.11.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s IPO that are consistent with this Section 2.11 or that are necessary to give effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders and other persons subject to such agreements pro rata based on the number of shares (on a fully diluted basis) subject to such agreements.

2.12                        Restrictions on Public Sale by the Company.  The Company agrees not to effect any public offering, sale or distribution of any of its Equity Securities (except pursuant to registrations on F-4 or S-8 or any successor thereto), during the period beginning on the effective date of any registration statement in which the Holders are participating and ending on the earlier of (a) the date on which all Registrable Securities registered on such registration statement are sold and (b) 120 days after the effective date of such registration statement (except as part of such registration).

2.13                        Termination of Registration Rights.  The rights granted pursuant to Sections 1.1, 2.2 and 2.3 of this Agreement shall terminate, with respect to a particular Holder, whenever such Holder is eligible to sell all its shares of Registrable Securities under Rule 144 during any three (3) month period.

3.                                      Miscellaneous.

3.1                               Jurisdiction.  This Agreement is drafted primarily in contemplation of an IPO in the United States, which the parties recognize may or may not actually occur. In the event the Company completes an IPO in the United States in the form of American depositary receipts (representing American depositary shares), rather than Post-IPO Class A Ordinary Shares, the term “Registrable Securities” and the provisions of this Agreement in respect of Registrable Securities shall apply mutatis mutandis to such American depositary shares, with appropriate adjustments, if any, to give effect to the intention of the parties in such provisions.  The parties further agree that, in the event the Company does not complete an IPO in the United States, but rather intends to complete an initial public offering of Post-IPO Class A Ordinary Shares, and the listing or admission for quotation of Post-IPO Class A Ordinary Shares on a securities exchange or quotation system, in a jurisdiction outside the United States, the Parties shall, within a reasonable time prior to the completion of such initial public offering, enter into an agreement replacing this Agreement which shall apply mutatis mutandis, with appropriate adjustments or necessary or advisable to give effect to the intention of the Parties as to the substantive provisions, rights, and obligations of the Parties under this Agreement, and shall take such other actions as may be reasonably required under the applicable securities laws and regulations of such jurisdiction and the applicable rules of such securities exchange or quotation system in order for the Holder to be able to freely sell, under such laws and regulations, all or part of its Registrable Securities from time to time.    Each Party further agrees that it shall act (within its power) and cooperate in good faith to give effect to the intention of the Parties as provided in Section 2 hereof.

3.2                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement

3.3                               Share Calculations.  In calculations of share numbers, references to “fully diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Post-IPO Class A Ordinary Shares (whether or not by their terms then currently convertible) have been so converted, exercised or exchanged, and references to “non-diluted basis” mean the calculation is to be made taken into account only Shares then in issue.  All references to number of shares in this Agreement shall be appropriately adjusted to take into account any share splits, combinations, reorganizations, share dividends, mergers, recapitalizations similar events that affect the share capital of the Company the date hereof.

3.4                               Governing Law and Dispute Resolution.

(a)                                 This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without regard to principles of conflict of laws thereunder.

(b)                                 Each of the Parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong under the UNCITRAL Arbitration Rules in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the date of this Agreement (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of Hong Kong in any such arbitration. There shall be one (1) arbitrator, selected in accordance with the Arbitration Rules. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses.

(c)                                  In the event of two or more arbitrations having been commenced under this Agreement, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal, which will have the jurisdiction to resolve all disputes forming part of the consolidation order, if (i) there are issues of fact and/or law common to the arbitrations, (ii) the interests of justice and efficiency would be served by such a consolidation, and (iii) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise.  Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

3.5                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.6                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.7                               Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not, then on the next Business Day, (iii) when sent by facsimile at the number shown below the signature of each party on the signature page of this Agreement, upon receipt of confirmation of error-free transmission, or (iv) three (3) Business Days after deposit with an international reputable overnight delivery service, postage prepaid, sent to the address shown below the signature of each party on the signature page of this Agreement (or at such other addresses as shall be specified by notice given in accordance with this Section 3.7), with next- or second-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

3.8                               Entire Agreement; Amendments and Waivers.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Parties.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Party.

3.9                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.10                        Specific Performance.  The Parties hereto acknowledge that, in view of the transactions contemplated by this Agreement, each Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the non-breaching Party(ies) shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which such non-breaching Party(ies) may be entitled at law or in equity.

3.11                        No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

3.12                        Further Assurances.  Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

3.13                        Attorney’s Fees.  In the event that any dispute among the Parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

SOGOU INC.

By:
Name: Xiaochuan Wang
Title: Chief Executive Officer

Address:
Level 12, Sohu.com Internet Plaza
No. 1 Unit Zhongguancun East Road, Haidian District
Beijing 100084, People’s Republic of China

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

HOLDER:

SOHU.COM (SEARCH) LIMITED

By:
Name: Joanna Lv
Title: Acting Chief Financial Officer

Address:
c/o Sohu.com Inc.
Level 18, Sohu.com Media Plaza
Block 3, No. 2 Kexueyuan South Road, Haidian District
Beijing 100190, People’s Republic of China

HOLDER:

THL A21 LIMITED

By:
Name:
Title:

Address:
c/o Tencent Holdings Limited
Level 29, Three Pacific Place
1 Queen’s Road East
Wanchai, Hong Kong
Attention: Corporate Counsel

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

HOLDER:

PHOTON GROUP LIMITED

By:
Name:
Title:

Address: